As filed with the Securities and Exchange Commission on August 6, 2004

Registration No. 333-114813

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Campus Communities, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

805 Las Cimas Parkway, Suite 400

Austin, TX 78746

(512) 732-1000

(Address, Including Zip Code and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

William C. Bayless, Jr.

President and Chief Executive Officer

805 Las Cimas Parkway, Suite 400

Austin, TX 78746

(512) 732-1000

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Yaacov M. Gross	Edward F. Petrosky
Willkie Farr & Gallagher LLP	J. Gerard Cummins
787 Seventh Avenue	Sidley Austin Brown & Wood LLP
New York, NY 10019	787 Seventh Avenue
(212) 728-8000	New York, NY 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

American Campus Communities, Inc. has prepared this Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-114813) for the purpose of filing certain exhibits to the Registration Statement and updating Item 31 of Part II. Amendment No. 4 does not modify any provision of the Prospectus constituting Part I of the Registration Statement and, accordingly, such Prospectus has not been included herein. In addition, Amendment No. 4 does not modify Items 32, 33, 34, 35 or 37 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$37,024
NYSE Listing Fee	150,000
Printing and Engraving Expenses
Legal Fees and Expenses (other than Blue Sky)
Accounting Fees and Expenses
Blue Sky Fees and Expenses
Federal and State Taxes
Title Insurance
Property Research and Consulting Fees
Media Consulting Fees
Miscellaneous Consulting Fees

Total	$5,100,000

We will pay all of the costs identified above.

Item 32.    Sales to Special Parties.

During the past three years, we have issued and sold the following securities without registration under the Securities Act:

On July 8, 2004, we sold the share of our Common Stock set forth below to the entity, on the date and for the price set forth below in reliance on Section 4(2) of the Securities Act.

Date	Name	Number of shares	Aggregate price
July 8, 2004	Reckson Strategic Venture Partners, LLC	1	$100

We did not engage underwriters to assist us with the foregoing sale.

Item 33.    Recent Sales of Unregistered Securities.

During the past three years, we have issued and sold the following securities without registration under the Securities Act:

On July 8, 2004, we sold the share of our Common Stock set forth below to the entity, on the date and for the price set forth below in reliance on Section 4(2) of the Securities Act.

Date	Name	Number of shares	Aggregate price
July 8, 2004	Reckson Strategic Venture Partners, LLC	1	$100

We did not engage underwriters to assist us with the foregoing sale.

Item 34.    Indemnification of Directors and Officers.

Our Charter contains a provision permitted under Maryland law requiring us to eliminate each director’s and officer’s personal liability for monetary damages to the maximum extent permitted under Maryland law. Under current Maryland law, the directors and officers are liable to us or our stockholders for monetary damages only for liability resulting either from acts of active and deliberate dishonesty established by final judgment as material to the cause of action or from the actual receipt of an improper benefit or profit in money, property or services. In addition, to the maximum extent permitted under Maryland law, our Charter and bylaws require us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification. Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the purchase agreements relating to this Offering. See “Underwriting.”

We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland Law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of American Campus Communities Operating Partnership LP.

Item 35.    Treatment of Proceeds from Stock Being Registered.

None

Item 36.    Financial Statements and Exhibits.

(A) Financial Statements. See Index to Consolidated Financial Statements and the related notes thereto.

(B) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement among American Campus Communities, Inc., American Campus Communities Operating Partnership LP and the underwriters named therein.

3.1**	Articles of Amendment and Restatement of American Campus Communities, Inc.

3.2‡	Bylaws of American Campus Communities, Inc.

4.1‡	Form of Certificate for Common Stock of American Campus Communities, Inc.

5.1**	Opinion of Shaw Pittman LLP with respect to Maryland law.

8.1**	Opinion of Willkie Farr & Gallagher LLP with respect to tax matters.

10.1**	Form of Amended and Restated Partnership Agreement of American Campus Communities Operating Partnership LP.

10.2**	American Campus Communities, Inc. 2004 Incentive Award Plan.

10.3**	American Campus Communities, Inc. 2004 Outperformance Bonus Plan.

10.4**	Form of PIU Grant Notice (including Registration Rights).

10.5**	Form of Indemnification Agreement between American Campus Communities, Inc. and certain of its directors and officers.

Exhibit Number	Description of Document

10.6‡	Form of Employment Agreement by and between American Campus Communities, Inc. and William C. Bayless, Jr.

10.7‡	Form of Employment Agreement by and between American Campus Communities, Inc. and Brian B. Nickel.

10.8‡	Form of Employment Agreement by and between American Campus Communities, Inc. and Mark J. Hager.

10.9**	Form of Confidentiality and Noncompetition Agreement.

10.10‡	First Amended and Restated Management Agreement between Dobie Center Properties, Ltd. and Texas Campus Lifestyles Management (Dobie Center), L.C., dated as of August 1, 1998.

10.11‡	Amendment to First Amended and Restated Management Agreement and Exclusive Leasing Agreement between Dobie Center Properties, Ltd. and Texas Campus Lifestyles Management (Dobie Center), L.C., dated as of February 1, 2004.

10.12‡	Property Management Agreement between SHP-The Village at Riverside LP and American Campus Management (Texas), Ltd., dated as of December 2000.

10.13**	Commitment Letter for Revolving Credit Facility by and among Deutsche Bank Trust Company Americas, Citicorp North America, Inc. and American Campus Communities Operating Partnership LP, dated as of July 23, 2004, including the summary of terms and conditions referred to therein.

10.14**	Contribution Agreement among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, RAP–ACP, LLC and Reckson Strategic Venture Partners, LLC and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., dated as of July 27, 2004.

10.15**	Purchase and Sale Agreement among Titan Investments I, LLC, Anthony J. Patinella, Jr. and RAP Student Housing Properties, LLC, dated as of July 27, 2004.

10.16**	Form of Option Agreement for the Dobie Center, by and between American Campus Communities, Inc. and RSVP Student Housing, LLC.

10.17**	Form of Option Agreement for The Village at Riverside, by and among American Campus Communities, Inc., RSVP Student Housing, LLC and RAP–ACP, LLC.

10.18**	Letter of Intent between American Campus Communities, Inc. and Titan Investments I, LLC, dated as of July 27, 2004.

21.1**	List of Subsidiaries of the Registrant.

23.1**	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 8.1).

23.2‡	Consent of Ernst & Young LLP.

23.3**	Consent of Shaw Pittman LLP (included in Exhibit 5.1).

23.4‡	Consent of Rosen Consulting Group.

23.5‡	Consent of Peterson’s.

24.1‡	Power of Attorney.

99.1‡	Report of Rosen Consulting Group.

99.2‡	Consent of Scott H. Rechler to be named as a proposed director.

99.3‡	Consent of R.D. Burck to be named as a proposed director and Chairman.

Exhibit Number	Description of Document

99.4‡	Consent of Cydney Donnell to be named as a proposed director.

99.5‡	Consent of G. Steven Dawson to be named as a proposed director.

99.6‡	Consent of Winston W. Walker to be named as a proposed director.

99.7‡	Consent of Edward Lowenthal to be named as a proposed director.

99.8**	Resignation of Mark J. Hager from the Board of Directors (effective as of the consummation date).

**	Filed herewith.

‡	Previously filed.

Item 37.    Undertakings.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby further undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 6th day of August, 2004.

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/S/ WILLIAM C. BAYLESS, JR.
William C. Bayless, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ WILLIAM C. BAYLESS, JR. William C. Bayless, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2004

/S/ MARK J. HAGER Mark J. Hager	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	August 6, 2004

/S/ BRIAN B. NICKEL Brian B. Nickel	Executive Vice President, Chief Investment Officer and Director	August 6, 2004

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement among American Campus Communities, Inc., American Campus Communities Operating Partnership LP and the underwriters named therein.

3.1**	Articles of Amendment and Restatement of American Campus Communities, Inc.

3.2‡	Bylaws of American Campus Communities, Inc.

4.1‡	Form of Certificate for Common Stock of American Campus Communities, Inc.

5.1**	Opinion of Shaw Pittman LLP with respect to Maryland law.

8.1**	Opinion of Willkie Farr & Gallagher LLP with respect to tax matters.

10.1**	Form of Amended and Restated Partnership Agreement of American Campus Communities Operating Partnership LP.

10.2**	American Campus Communities, Inc. 2004 Incentive Award Plan.

10.3**	American Campus Communities, Inc. 2004 Outperformance Bonus Plan.

10.4**	Form of PIU Grant Notice (including Registration Rights).

10.5**	Form of Indemnification Agreement between American Campus Communities, Inc. and certain of its directors and officers.

10.6‡	Form of Employment Agreement by and between American Campus Communities, Inc. and William C. Bayless, Jr.

10.7‡	Form of Employment Agreement by and between American Campus Communities, Inc. and Brian B. Nickel.

10.8‡	Form of Employment Agreement by and between American Campus Communities, Inc. and Mark J. Hager.

10.9**	Form of Confidentiality and Noncompetition Agreement.

10.10‡	First Amended and Restated Management Agreement between Dobie Center Properties, Ltd. and Texas Campus Lifestyles Management (Dobie Center), L.C., dated as of August 1, 1998.

10.11‡	Amendment to First Amended and Restated Management Agreement and Exclusive Leasing Agreement between Dobie Center Properties, Ltd. and Texas Campus Lifestyles Management (Dobie Center), L.C., dated as of February 1, 2004.

10.12‡	Property Management Agreement between SHP–The Village at Riverside LP and American Campus Management (Texas), Ltd., dated as of December 2000.

10.13**	Commitment Letter for Revolving Credit Facility by and among Deutsche Bank Trust Company Americas, Citicorp North America, Inc. and American Campus Communities Operating Partnership LP, dated as of July 23, 2004, including the summary of terms and conditions referred to therein.

10.14**	Contribution Agreement among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, RAP–ACP, LLC and Reckson Strategic Venture Partners, LLC and, with respect to certain sections, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., dated as of July 27, 2004.

10.15**	Purchase and Sale Agreement among Titan Investments I, LLC, Anthony J. Patinella, Jr. and RAP Student Housing Properties, LLC, dated as of July 27, 2004.

10.16**	Form of Option Agreement for the Dobie Center, by and between American Campus Communities, Inc. and RSVP Student Housing, LLC.

10.17**	Form of Option Agreement for The Village at Riverside, by and among American Campus Communities, Inc., RSVP Student Housing, LLC and RAP–ACP, LLC.

10.18**	Letter of Intent between American Campus Communities, Inc. and Titan Investments I, LLC, dated as of July 27, 2004.

21.1**	List of Subsidiaries of the Registrant.

Exhibit Number	Description of Document

23.1**	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 8.1).

23.2‡	Consent of Ernst & Young LLP.

23.3**	Consent of Shaw Pittman LLP (included in Exhibit 5.1).

23.4‡	Consent of Rosen Consulting Group.

23.5‡	Consent of Peterson’s.

24.1‡	Power of Attorney.

99.1‡	Report of Rosen Consulting Group.

99.2‡	Consent of Scott H. Rechler to be named as a proposed director.

99.3‡	Consent of R.D. Burck to be named as a proposed director and Chairman.

99.4‡	Consent of Cydney Donnell to be named as a proposed director.

99.5‡	Consent of G. Steven Dawson to be named as a proposed director.

99.6‡	Consent of Winston W. Walker to be named as a proposed director.

99.7‡	Consent of Edward Lowenthal to be named as a proposed director.

99.8**	Resignation of Mark J. Hager from the Board of Directors (effective as of the consummation date).

**	Filed herewith.

‡	Previously filed.